UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 17, 2025

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Amendments to Certificate of Incorporation and Certificate of Designations

At an annual meeting of stockholders of comScore, Inc. (the "Company") held on June 17, 2025 (the "Annual Meeting"), the Company's stockholders adopted amendments to the Amended and Restated Certificate of Incorporation of the Company and the Certificate of Designations of the Company's Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"). The disclosure set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Series B Preferred Stockholder Waivers

Overview

On June 24, 2025, at the request of the Company, each holder of the Company's Series B Preferred Stock waived its right to receive on June 30, 2025 the annual dividends otherwise payable by the Company on that date (the "Waivers"). The Company requested the Waivers in order to evaluate the potential impact of a dividend-related stock issuance on the Company's income tax position and deferred tax assets, among other considerations. Under the Waivers and the Certificate of Designations governing the Series B Preferred Stock, the deferred dividends will accrue at a rate of 9.5% per year from June 30, 2025 until paid, with payment to occur on or before December 31, 2025. Additional information regarding the Waivers is set forth below.

June 24, 2025 Waivers

Pursuant to Section 4 of the Certificate of Designations, holders of record of the Series B Preferred Stock are entitled to receive annual dividends on June 30th of each year. The Certificate of Designations permits annual dividends to be paid in the form of cash, shares of the Company's common stock, additional shares of Series B Preferred Stock, or a combination thereof, subject to conditions set forth in the Certificate of Designations. Under the Certificate of Designations, if the Company does not declare and pay a full annual dividend on any dividend payment date, then any dividends otherwise payable on that date will continue to accrue and accumulate at a rate of 9.5% per year.

As previously disclosed, the Company's senior secured financing agreement (the "Credit Agreement") prohibits the payment of cash dividends to holders of the Series B Preferred Stock prior to April 1, 2026 and imposes certain limitations on cash dividends on and after that date. In light of the Credit Agreement restrictions and other factors, including the tax evaluation described above, the Company requested, and each holder of the Series B Preferred Stock agreed, to defer the dividend payment otherwise due on June 30, 2025. Specifically, each holder temporarily waived its right to receive the annual dividends accrued on the Series B Preferred Stock from June 30, 2024 through, but excluding, June 30, 2025 (the "Deferred Dividends"). Under the Certificate of Designations and the Waivers, (i) the Deferred Dividends will accrue and accumulate at a rate of 9.5% per annum from June 30, 2025 until such time as the Deferred Dividends are declared and paid, and (ii) the Company will declare and pay the Deferred Dividends, together with any amounts accrued and accumulated thereon, unless prohibited by Section 170 of the General Corporation Law of the State of Delaware, on or before December 31, 2025. The rate for the annual dividend period beginning June 30, 2025 (other than with respect to the Deferred Dividends) will remain at 7.5% per annum in accordance with the Certificate of Designations.

Except as described above, the Waivers did not modify the voting, liquidation or dividend rights of the holders of Series B Preferred Stock. The foregoing summary of the Waivers does not purport to be complete and is qualified in its entirety by reference to the full text of the Waivers, copies of which are attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors of the Company previously approved, subject to stockholder approval, an amendment to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (the "Plan") to increase the number of shares of Company common stock available for grant under the Plan by 2,000,000. The Company's stockholders approved the amendment at the Annual Meeting, and the amendment became effective on June 17, 2025. A detailed description of the material terms of the Plan, as amended, appears under the caption "Proposal No. 4 – Approval of an Amendment to the comScore, Inc. 2018 Equity and Incentive Compensation Plan (as Amended and Restated Effective as of July 9, 2020)" in the Company's proxy statement filed with the Securities and Exchange Commission on April 30, 2025, which description is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the "COI Certificate of Amendment") with the Secretary of State of the State of Delaware. The COI Certificate of Amendment became effective with the Secretary of State upon filing. As previously disclosed, the COI Certificate of Amendment increases (i) the total number of shares authorized for issuance from 118,750,000 to 121,750,000 and (ii) the number of shares of common stock authorized for issuance from 13,750,000 to 16,750,000.

Also on June 20, 2025, the Company filed a Certificate of Amendment to the Certificate of Designations of the Series B Preferred Stock (the "COD Certificate of Amendment") with the Secretary of State of the State of Delaware. The COD Certificate of Amendment became effective with the Secretary of State upon filing. As previously disclosed, the COD Certificate of Amendment (i) increases the number of authorized shares of preferred stock designated as Series B Preferred Stock from 100,000,000 to 104,000,000 and (ii) clarifies that shares of Series B Preferred Stock issued as payment for accrued dividends on the Series B Preferred Stock, or in lieu thereof, will count toward the $100,000,000 threshold required for the Company to undertake a mandatory conversion (as defined in the Certificate of Designations) of the Series B Preferred Stock.

The foregoing summary of the COI Certificate of Amendment and the COD Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the COI Certificate of Amendment and the COD Certificate of Amendment, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 17, 2025. The final results of voting on the proposals submitted to a vote of the Company's stockholders at the Annual Meeting are set forth below. These results include votes cast by holders of the Company's common stock and Series B Preferred Stock on an as-converted basis, as well as votes cast by holders of the Series B Preferred Stock as a separate class on Proposal No. 5 and Proposal No. 6.

Proposal No. 1

Three Class III directors were elected to serve for terms expiring at the Company's 2028 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified. The election results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Itzhak Fisher	6,302,798	1,170,222	1,015,240
Jeff Murphy	6,315,766	1,157,254	1,015,240
Marty Patterson	6,314,397	1,158,623	1,015,240

Proposal No. 2

The compensation of the Company's named executive officers was approved, on a non-binding advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
5,710,027	1,155,178	607,815	1,015,240

Proposal No. 3

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified as follows:

For	Against	Abstain	Broker Non-Votes
7,457,340	464,674	566,246	0

Proposal No. 4

The amendment to the Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
5,237,739	1,661,891	573,390	1,015,240

Proposal No. 5

The amendment to the Amended and Restated Certificate of Incorporation was adopted by holders of the Company's common stock and Series B Preferred Stock voting on an as-converted basis as follows:

For	Against	Abstain	Broker Non-Votes
6,513,141	1,399,454	575,665	0

The amendment to the Amended and Restated Certificate of Incorporation was adopted by holders of the Series B Preferred Stock voting as a separate class as follows:

For	Against	Abstain	Broker Non-Votes
95,784,903	0	0	0

Proposal No. 6

The amendment to the Certificate of Designations of the Series B Preferred Stock was adopted by holders of the Company's common stock and Series B Preferred Stock voting on an as-converted basis as follows:

For	Against	Abstain	Broker Non-Votes
5,355,354	1,542,425	575,241	1,015,240

The amendment to the Certificate of Designations of the Series B Preferred Stock was adopted by holders of the Series B Preferred Stock voting as a separate class as follows:

For	Against	Abstain	Broker Non-Votes
95,784,903	0	0	0

Proposal No. 7

The issuance of common stock or Series B Preferred Stock as payment for accrued dividends on the Series B Preferred Stock or in lieu thereof, if elected by the disinterested directors (as defined in the Certificate of Designations) or agreed between the disinterested directors and the holders of Series B Preferred Stock, as applicable, was approved in accordance with Nasdaq Listing Rule 5635(d) as follows:

For	Against	Abstain	Broker Non-Votes
5,361,644	1,541,358	570,018	1,015,240

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of comScore, Inc.

3.2	Certificate of Amendment to the Certificate of Designations of Series B Convertible Preferred Stock, par value $0.001, of comScore, Inc.

4.1	Series B Preferred Stockholder Waiver, dated June 24, 2025, from Charter Communications Holding Company, LLC

4.2	Series B Preferred Stockholder Waiver, dated June 24, 2025, from Liberty Broadband Corporation

4.3	Series B Preferred Stockholder Waiver, dated June 24, 2025, from Pine Investor, LLC

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: June 24, 2025